AQUILA DISTRIBUTORS, INC.
                         SALES AGREEMENT
              (for use with financial institutions)

From:

____________________________

____________________________

____________________________

To:
Aquila Distributors, Inc.
380 Madison Avenue, Suite 2300
New York, N.Y. 10017

Gentlemen:

We desire to enter into an agreement with you to make avail-able to our customers the shares of any of the funds of which you are, or may become, Distributor (hereinafter col-lectively referred to as the "Funds" or individually as the "Fund") on a fully disclosed basis wherein you would confirm transactions of our customers in such shares directly to them. Upon acceptance of this Agreement by you, we under-stand that we may make shares of the Funds available to our customers, subject to all terms and conditions hereof and to your right without notice to suspend or terminate the sale of shares of any one or more of the Funds.

1. We understand that shares of the Funds will be offered and sold by you at the current offering price in effect as set forth in each Fund's then current Prospectus (which term as used herein includes any related Statement of Additional Information). All purchase requests and applications sub-mitted by us are subject to acceptance or rejection as set forth in each Fund's then current Prospectus.

2. Each of us certifies (a) that the party in question is a member of the National Association of Securities Dealers, Inc. ("NASD") and agrees to maintain membership in the NASD, or (b) in the alternative, in our case, that we are either
(i) a foreign firm not eligible for membership in the NASD, or (ii) a bank, as defined in Section 3(a)(6) of the Securi-ties Exchange Act of 1934. In any case, we and you agree to abide by all applicable rules and regulations of the NASD, including without limitation, Section 26 of Article III of the NASD Rules of Fair Practice, all of which are incorpora-ted herein as if set forth in full. We and you further agree to comply with all applicable State and Federal laws and regulations. We and you agree that we and you will make available for sale shares of the Funds only in those states or jurisdictions whose laws so permit, whether or not such permission is dependent on registration or qualification of the Funds or their shares under such laws.

3. We shall make shares of the Funds available only in ac-cordance with the terms and conditions of the then current Prospectus of each Fund, and we shall make no representa-tions not included in said Prospectus or in any authorized supplemental material supplied by you. In no transaction where we make shares of the Funds available to our customers shall we have any authority to act as agent for the Funds. The customers in question are for all purposes our customers and not your customers. However, you will be responsible for mailing each Fund's then current Prospectus (not inclu-ding the related Statement of Additional Information) with the confirmations. You will clear transactions for each of our customers only upon our authorization, it being under-stood in all cases that (i) we are acting as agent for the customer, (ii) the transactions are without recourse against us by the customer except to the extent that our failure to transmit orders in a timely fashion results in a loss to our customer, (iii) our customer will have full beneficial own-ership of the shares, (iv) each transaction is initiated solely upon the order of the customer, and (v) each trans-action is for the account of the customer and not for our account. We agree to be responsible for the proper instruc-tion and training of all personnel employed by us in this area, in order that such shares will be offered in accor-dance with the terms and conditions of this Agreement and all applicable laws and regulations. We agree to hold you and the Funds harmless and to indemnify you and the Funds in the event that we, or any of such personnel, violate any law or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or any Fund; and in the event you and/or such Fund determine to refund any amounts paid by any investor by reason of any such vio-lation on our part, we shall return to you and/or such Fund any agency commissions previously paid to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement will be borne by us.

4. We understand and agree that the sales charge to the cus-tomer and the agency commission payable to us relative to sales of shares of any Fund made by us will be in an amount as set forth in the then current Prospectus of such Fund or in separate written notice to us.

5. Payment for purchases by our customers of shares of any Fund made by wire order from us will be received by you or such Fund within five business days after the acceptance of our order or such shorter time as may be required by law.
If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the shares ordered by us back to such Fund, in which latter case we may be held re-sponsible for any loss, including loss of profit, suffered by you and/or such Fund resulting from our failure to make the aforesaid payment. Where sales of shares of any Fund are contingent upon such Fund's receipt of Federal funds in payment therefor, we shall forward promptly to you any pur-chase orders and payments received by us from our customers.

6. We agree to make shares available to our customers only
(a) at the public offering price (except as provided in Pa-ragraph 12 hereunder), (b) from you, and (c) to cover orders already received from our customers. We shall not withhold placing with you orders received from our customers so as to profit ourselves as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to our customers.

7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accor-ded to the amount of the purchase as determined by the sche-dule set forth in the then current Prospectus. If we make shares available to our customers as provided in Paragraph 12 hereunder, we shall so indicate to you at the time of transmitting such order.

8. We understand and agree that if any shares sold to our customers under the terms of this Agreement are redeemed by any Fund (including redemptions resulting from an exchange for shares of another investment company) or are repurchased by you as agent for such Fund or are tendered to such Fund for redemption within seven business days after the confir-mation to our customers of our original purchase order for such shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sale, pro-vided you notify us of such repurchase or redemption within ten days of the date upon which written redemption requests (and, if applicable, share certificates) are delivered to you or to such Fund.

9. Your obligations to us under this Agreement are subject to all the provisions of any agreements entered into between you and the Funds. We understand and agree that in perfor-ming our services covered by this Agreement we are acting as agent for our customers, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agree-ment shall be construed to constitute us or any of our a-gents, employees or representatives as your agent, partner or employee, or as the Funds' agent or employee.

10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing such notice to you. However, our termination of this Agreement will not terminate our respon-sibilities under sections (iv) and (v) of Paragraph 12 here-under. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any one or more of the Funds, or to withdraw en-tirely the offering of shares of any one or more of the Funds, or, in your sole discretion, to modify, amend, or cancel this Agreement upon written notice to us of such mo-dification, amendment, or cancellation, which shall become effective on the date stated in such notice. Without limi-ting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limi-ting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD, if we are a member of the NASD, will automatically terminate this Agree-ment without notice; our suspension from the NASD, if we are a member of the NASD, or violation of applicable State or Federal laws or regulations (whether or not we are a member of the NASD) will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause will not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder will be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

11. This Agreement will become effective when it is executed and dated by you, and will be in substitution of any prior agreement between you and us covering shares of the Funds. This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any suc-cessor firm or corporation which becomes a principal under-writer of the Funds.

12. We may make shares of the Funds available to our custo-mers at the next determined net asset value of such shares under the following circumstances: (i) each such purchase order is on behalf of a trust, agency, or custodial client,
(ii) we have, as to each such purchase order, discretionary investment responsibility over the assets in question, (iii) the relationship between the us and the client was not formed solely for the purpose of purchasing shares of any Fund at net asset value, (iv) the shares purchased pursuant to such purchase order will not be resold except by redemp-tion, (v) there is no charge relating to such purchase other than our normal service charge, and (vi) we may disclose the name of any Fund to the client without your consent.


                          _________________________________
                          (name of financial institution)

                          By:______________________________
                          (signature of officer)

                          _________________________________
                          (name and title of officer)

                          _________________________________
                          (telephone number)
Accepted:
Aquila Distributors, Inc.


By:________________________
(signature of officer)

___________________________
(name and title of officer)

Dated:______________, 19__